UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

ABX Air, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ABX AIR, INC.

145 Hunter Drive, Wilmington, Ohio 45177

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD MAY 9, 2006

Notice is hereby given that the 2006 annual meeting of the stockholders of ABX Air, Inc., a Delaware corporation (the “Company”), has been called and will be held on May 9, 2006, at 11:00 a.m., local time, at the Roberts Convention Centre, 188 Roberts Road, Wilmington, Ohio, for the following purposes:

1.	To elect two directors to the Board of Directors for a term of three years.

2.	To amend the Amended and Restated Certificate of Incorporation of the Company to increase from five to nine the maximum number of directors that may serve on the Board.

3.	To consider and vote on a proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2006.

4.	To attend to such other business as may properly come before the meeting and any adjournments thereof.

The foregoing matters are described in more detail in the Proxy Statement that is attached to this notice.

At the meeting, we will also report on the Company’s 2005 business results and other matters of interest to stockholders.

Only holders of record, as of the close of business on March 20, 2006, of shares of common stock of the Company will be entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors

/s/ W. Joseph Payne
Wilmington, Ohio	W. JOSEPH PAYNE
April , 2006	Secretary

STOCKHOLDERS ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET, TELEPHONE OR BY FILLING IN, SIGNING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23

STOCKHOLDER PROPOSALS	23

ANNUAL REPORT ON FORM 10-K	23

OTHER MATTERS	24

PROXY STATEMENT

ABX AIR, INC.

145 Hunter Drive, Wilmington, Ohio 45177

ANNUAL MEETING OF STOCKHOLDERS, MAY 9, 2006

Date of Mailing: On or about April 10, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ABX Air, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders to be held at the Roberts Convention Centre, 188 Roberts Road, Wilmington, Ohio, at 11:00 a.m., local time, on Tuesday, May 9, 2006, and at any adjournments thereof. Proxies may be solicited in person, by telephone or mail, and the costs thereof will be borne by the Company.

At the annual meeting, the holders of shares of common stock of the Company will (1) elect two directors for terms of three years and until their successors have been elected and qualified, (2) consider and vote on a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase from five to nine the maximum number of directors that may serve on the Board, (3) consider and vote on a proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2006, and (4) transact such other business as may properly come before the meeting and any adjournments thereof.

VOTING AT THE MEETING

Voting Rights and Outstanding Shares

Only holders of record as of the close of business on March 20, 2006, of shares of common stock of the Company will be entitled to notice of and to vote at the meeting and any adjournments thereof. The common stock is the only class of voting securities of the Company currently outstanding. On March 20, 2006, there were 58,385,100 shares of common stock outstanding. At the meeting, the presence in person or by proxy of a majority of the outstanding shares is required for a quorum.

Voting Procedures

Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to your proxy or voting instruction card to see which options are available to you and how to use them. The deadline for voting by telephone or over the Internet is 11:59 p.m. Eastern Standard Time, on May 8, 2006. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a signed proxy form from the institution that holds their shares.

Vote Required

Proposal 1: Election of Directors. The two nominees for director who receive the most votes of all the votes cast for directors will be elected. This means that if you do not vote for a particular nominee, or if you withhold authority to vote for a particular nominee when voting your proxy, your vote will not count for or against the nominee. If either listed nominee becomes unavailable, the persons named in the proxy may vote for any substitute designated by the Nominating and Governance Committee; however, the Board of Directors at this time has no reason to anticipate that this will occur.

Proposal 2: Amendment of Certificate of Incorporation. The affirmative vote of two-thirds of the shares entitled to vote at the annual meeting is required to approve the amendment of the Certificate of Incorporation. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote against the amendment.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2006. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote against this proposal.

Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the annual meeting. Please note that banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals, such as the proposal to amend the Certificate of Incorporation.

If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. Unless a stockholder provides specific instructions to withhold votes from one or both nominees for director, the persons named in the proxy will be authorized to vote the shares represented thereby FOR the election of the nominees for director. To the extent specific instructions are not given with respect to the Company’s Proposals 2 or 3, the shares represented by the proxy will be voted FOR such proposal(s).

Shares Registered in the Name of a Broker

Brokerage firms holding shares in street name for customers are required to vote such shares in the manner directed by their customers. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote these shares.

Revocability

You may revoke your proxy in one of the following ways: by voting in person at the annual meeting, by giving written notice of revocation to the Secretary of the Company prior to the voting, or by giving a later dated proxy (including by means of a telephone or Internet vote) at any time before the voting.

Confidentiality

It is the policy of the Company that all proxy cards, ballots and vote tabulations that identify the vote of a specific stockholder on any matter submitted for a vote of stockholders be kept secret from the Company and its directors, officers and employees, except when (a) disclosure is required by applicable law or regulation, (b) a stockholder expressly requests such disclosure, or (c) in a contested proxy solicitation.

Proxy Solicitation

Proxies may be solicited by directors, executive officers and other employees of the Company in person or by telephone, telegraph or mail only for use at the annual meeting. The Company has retained Georgeson Shareholder Communications, Inc. (“Georgeson”) to assist with the solicitation of proxies for a project management fee of $7,500, plus reimbursement for out of pocket expenses. The Company also plans to engage Georgeson to solicit proxies by telephone for a reasonable additional fee determined on a per completed call basis. All solicitation costs will be borne by the Company.

Proxy Tabulation

Proxies and ballots will be received and tabulated by an independent entity that is not affiliated with the Company. The inspectors of election will also be independent of the Company. Subject to the above exceptions to the confidential voting policy, comments on written proxy cards will be provided to the Secretary of the Company without disclosing the vote unless the vote is necessary to understand the comment.

Separate Voting Materials

If you share an address with another stockholder and we sent you a notice of an intent to send you a householded mailing, you may receive only one set of proxy materials (including our annual report to stockholders, 2005 Form 10-K, and proxy statement) unless you have provided contrary instructions. Each stockholder of record will continue to receive a separate proxy card. If you wish to receive a separate set of documents now or in the future, you may write or call to request a separate copy of these materials from:

ABX Air, Inc.

145 Hunter Drive

Wilmington, Ohio 45177

Attn: Patricia A. Wallace

 Executive Assistant

Telephone: (937) 382-5591, Ext. 2296

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request that, in the future, we deliver to you a single copy of these materials.

Principal Stockholders

To the Company’s knowledge, as of March 20, 2006, the following stockholders owned more than 5% of the outstanding common stock of the Company:

Common Stock Ownership of Certain Beneficial Owners

Name and Address	Number of Shares	Percentage of Common Stock Outstanding
Luxor Capital Partners, LP LCG Select, LLC Luxor Capital Group, LP Luxor Management, LLC LCG Holding, LLC Christian Leone 767 Fifth Avenue, 19th Floor New York, NY 10153	4,612,645[1]	7.9%

Luxor Capital Partners Offshore, Ltd. LCG Select Offshore, Ltd. c/o M&C Corporate Services Limited P.O. Box 309 GT Ugland House South Church Street George Town Grand Cayman Islands

Federated Investors, Inc. Federated Investors Tower 5800 Corporate Drive Pittsburgh, PA 15222-3779	7,612,380[2]	13.04%

[1]

Based on the Schedule 13G/A, dated February 14, 2006, filed with the Securities and Exchange Commission (“SEC”) by Luxor Capital Partners, LP, a Delaware limited partnership (“Onshore Fund”), LCG Select, LLC, a Delaware limited liability company (“Select Onshore Fund”), Luxor Capital Partners Offshore, Ltd., a Cayman Island exempted company (“Offshore Fund”), LCG Select Offshore, Ltd., a Cayman Islands exempted company (“Select Offshore Fund”), Luxor Capital Group, LP, a Delaware limited partnership (“Luxor Capital Group”), Luxor Management, LLC, a Delaware limited liability company (“Luxor Management”), LCG Holdings, LLC, a Delaware limited liability company (“LCG Holdings”), and Christian Leone, a U.S. citizen (“Mr. Leone”). According to this filing, Luxor Capital Group is the investment manager of the Onshore Fund, the Offshore Fund and the Select Offshore Fund, and is also the manager of other separate accounts. Luxor Management is the general partner of Luxor Capital Group. Mr. Leone is the managing member of Luxor Management. LCG Holdings is the general partner of the Onshore Fund and the managing member of the Select Onshore Fund. Mr. Leone is the managing member of LCG Holdings. Luxor Capital Group, Luxor Management and Mr. Leone may each be deemed to have voting and dispositive power with respect to the shares of common stock held by the Onshore Fund, the Select Onshore Fund, the Offshore Fund and the Select Offshore Fund. LCG Holdings and Mr. Leone may be deemed to have voting and dispositive power with respect to the shares of common stock held by the Onshore Fund and the Select Onshore Fund. The Onshore Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared power to vote, direct the vote, dispose or direct the disposition of the 1,482,102 shares of common stock beneficially held by the Onshore Fund. The Select Onshore Fund, Luxor Capital Group, LCG Holdings, Luxor Management and Mr. Leone have shared power to vote, direct the vote, dispose or direct the disposition of the 42,129 shares of common stock beneficially held by the Select Onshore Fund. The Offshore Fund, Luxor Capital Group, Luxor Management and Mr. Leone have shared power to vote, direct the vote, dispose or direct the disposition of the 1,946,372 shares of common stock held by the Offshore Fund. The Select Offshore Fund, Luxor Capital Group, Luxor Management and Mr. Leone have shared power to vote, direct the vote, dispose or direct the disposition of the 558,099 shares of common stock held by the Select Offshore Fund. Luxor Capital Group, Luxor Management and Mr. Leone have shared power to vote, direct the vote, dispose of direct the disposition of the 583,943 shares of common stock beneficially owned by Luxor Capital Group through the separate accounts it manages. This stock ownership information was reported as of December 31, 2005.

[2]	Based on the Schedule 13G/A, dated February 13, 2006, filed with the SEC by Federated Investors, Inc., the Voting Shares Irrevocable Trust (the “Trust”), John F. Donahue, Rhodora J. Donahue, and J. Christopher Donahue. According to this filing, Federated Investors, Inc. (the “Parent”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of common stock in the Company. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of the Parent. All of the Parent’s outstanding voting stock is held in the Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees exercise collective voting control over the Parent. This stock ownership information was reported as of December 31, 2005.

PROPOSAL 1

ELECTION OF DIRECTORS

The Certificate of Incorporation provides for no fewer than three and no more than five directors, as determined from time to time by the Board. The Company’s Board currently consists of five members, divided into three classes as follows:

Class I (one position with term expiring in 2007):

James E. Bushman

Class II (two positions with terms expiring in 2008):

James H. Carey

John D. Geary

Class III (two positions with terms expiring in 2006):

Jeffrey J. Vorholt

Joseph C. Hete

At the annual meeting, two persons will be elected to fill the Class III positions, to hold office until the annual meeting of stockholders in 2009 and until their respective successors have been elected and qualified as provided under the Company’s Amended and Restated Bylaws (the “Bylaws”). Messrs. Vorholt and Hete are presently directors of the Company and have been nominated to continue as directors.

Nominees for Director—Class III (Terms to Expire in 2009)

Jeffrey J. Vorholt, age 53, a full-time Visiting Instructor of Accountancy at Miami University (Ohio), and an Adjunct Professor of Accountancy at Xavier University in Cincinnati, Ohio. Mr. Vorholt, a CPA and attorney, was the Chief Financial Officer of Structural Dynamics Research Corporation from 1994 until its acquisition by EDS in 2001. Previously, he served as the Senior Vice President of Accounting and Information Systems for Cincinnati Bell Telephone Company and the Senior Vice President, Chief Financial Officer and Director for Cincinnati Bell Information Systems, which is now Convergys Corporation. Mr. Vorholt is currently a Director and Audit Committee Chairman for Softbrands, Inc., a global provider of enterprise-wide application software. Mr. Vorholt has been a Director of the Company since January 2004. He is the Chairman of the Audit Committee and is a member of the Compensation Committee and Nominating and Governance Committee.

Joseph C. Hete, age 51, President and Chief Executive Officer since August 2003. Mr. Hete was President and Chief Operating Officer from January 2000 to August 2003. From 1997 until January 2000, he held the position of Senior Vice President and Chief Operating Officer of the Company. Mr. Hete served as Senior Vice President, Administration, of the Company from 1991 to 1997, and Vice President, Administration, of the Company from 1986 to 1991. He joined the Company in 1980. Mr. Hete does not serve on any of the committees of the Board.

Continuing Directors—Not Standing for Election This Year

Class I (Term to Expire in 2007)

James E. Bushman, age 61, Chairman and Chief Executive Officer of Cast-Fab Technologies, Inc., and the Chairman and Chief Executive Officer of Security Systems Equipment Corporation. He has served as the Chairman and Chief Executive Officer of Cast-Fab Technologies, Inc., a privately held manufacturer of castings and precision sheet and plate metal fabrications, since 2005, and previously served as the President and Chief Executive Officer from 1988 to 2005. He has also served as the Chairman and Chief Executive Officer of Security Systems Equipment Corporation, a privately held manufacturer of equipment for the banking and financial services industry, since 1999. Mr. Bushman is also a Director of The Midland Company, the Ohio National Fund, Inc. and The Dow Target Variable Fund, LLC. He was the President of Carlisle Crane & Excavation, Inc. and the Executive Vice President of Carlisle Enterprises from 1983 to 1988. Prior to that, Mr. Bushman was a CPA for Arthur Andersen & Co., where he served as a partner from 1977 to 1983, and as a manager from 1972 to 1977. He has been a Director of the Company since May 2004 and is the Chairman of the Nominating and Governance Committee and is a member of the Audit Committee and Compensation Committee.

Class II (Terms to Expire in 2008)

James H. Carey, age 73, Executive Vice President (Retired) of the Chase Manhattan Bank. Mr. Carey served as Managing Director of Briarcliff Financial Associates, a private financial advisory firm, from 1991 to 2002. He served as Chief Executive Officer of National Capital Benefits Corporation, a viatical settlement company, from March 1994 to December 1995. Mr. Carey is a Director, the Chair of the Audit Committee, and a member of the Compensation Committee and Nominating Committee of The Midland Company, a provider of specialty insurance products. He was a director of Airborne, Inc. from 1978 to August 2003, and was a member of its Compensation Committee and Finance Committee. Mr. Carey has been the Chairman of the Board of the Company since May 6, 2004, and has been a Director since August 2003. He is also the Chairman of the Compensation Committee and is a member of the Audit Committee.

John D. Geary, age 79, President and Chief Executive Officer (Retired) of Midland Enterprises, Inc. Mr. Geary served as President and Chief Executive Officer, and as a Director, of Midland Enterprises, Inc., an inland marine transportation company, from 1974 to 1988. He previously served for 20 years on the Board of Directors of Fifth Third Bank in Cincinnati, Ohio. Mr. Geary has been a Director of the Company since January 2004, and is a member of the Audit Committee, Compensation Committee and Nominating and Governance Committee.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors held 19 meetings during 2005 and each director attended at least 75% of the meetings of the Board and 95% of the meetings of the committees on which he was a member. Directors are expected to attend board meetings, meetings of the committees on which they serve and the annual meeting of stockholders. All of the directors attended the Company’s 2005 annual meeting.

Independence

The Board has determined that each of the current directors, except Joseph C. Hete (by virtue of his employment as President and Chief Executive Officer of the Company), has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the independence standards of the SEC, NASDAQ and the Certificate of Incorporation, as currently in effect.

Director Compensation

During 2005, non-employee directors received an annual fee of $25,000, plus $1,500 for each Board and committee meeting attended. In addition, the Chairman of the Board received an annual fee of $60,000, the Chairman of the Audit committee received an annual fee of $15,000 and the Chairman of the Compensation Committee and Nominating and Governance Committee each received an annual fee of $4,000. Further, in June of 2005, the Board, upon the recommendation of the Compensation Committee, granted an award of 6,400 restricted stock units to each of the non-employee directors under the ABX Air, Inc. 2005 Long-Term Incentive Compensation Plan. The restricted stock units vested on December 31, 2005 and will be converted to an equal number of shares of Company stock and distributed to the non-employee directors when they leave the Board, but can be settled earlier or forfeited in certain cases under the terms of the award agreement.

In February of 2006, the Board, upon the recommendation of the Compensation Committee, increased the annual fee for the non-employee directors to $30,000 and authorized the award of 6,000 restricted stock units to each of the non-employee directors. These restricted stock units were issued on March 21, 2006.

The establishment of fees and long-term incentive awards for the non-employee directors were based on an evaluation of the compensation arrangements for the directors of similar companies. The evaluation was prepared by a national compensation consulting firm retained by the Compensation Committee in 2005.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. Each committee consists exclusively of non-employee directors.

Audit Committee

The Company has a separately designated standing Audit Committee. The Audit Committee is currently composed of Jeffrey J. Vorholt, Chair, James E. Bushman, James H. Carey and John D. Geary. Jeffrey J. Vorholt has been the Chair of the Audit Committee since January 29, 2004. The Board has determined that Jeffrey J. Vorholt is an “audit committee financial expert” as defined in the rules under the Securities Exchange Act of 1934, as amended.

The Audit Committee is generally charged with the appointment, compensation, retention, evaluation, and oversight of the work of the independent registered public accounting firm; reviewing and discussing with management and the independent registered public accounting firm the Company’s annual audited and quarterly financial statements; reviewing the internal audit function; overseeing the integrity, adequacy and effectiveness of the Company’s internal accounting and financial controls; and approving and monitoring the Company’s compliance with its codes of conduct. Also, in the performance of its oversight function, the Audit Committee reviews the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee works closely with management as well as the Company’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Chair of the Audit Committee receives communications directed to non-management directors as described below under “Communications with the Board.” The Committee met 11 times during 2005 and each member was present for at least 90% of the meetings.

The Audit Committee performs its work under the guidance of a written charter that was initially approved by the Audit Committee and the Board in August 2003 and was most recently amended in February 2005. The charter of the Audit Committee is available through our Internet website at http://www.abxair.com.

The Audit Committee has furnished the following report.

Audit Committee Report

This report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2005 with management and the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The Audit Committee has also discussed with the independent registered public accounting firm, the matters required to be discussed by Statement on

Auditing Standards No. 61, “Communication with Audit Committees”, as currently in effect. The Audit Committee has also discussed with Deloitte & Touche LLP matters relating to its independence and has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, as currently in effect.

Based upon the review and discussions described in this report, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.

Jeffrey J. Vorholt, Chair

James E. Bushman

James H. Carey

John D. Geary

Compensation Committee

The Compensation Committee is currently composed of James H. Carey, Chair, James E. Bushman, John D. Geary and Jeffrey J. Vorholt. The Compensation Committee is responsible for reviewing, evaluating and making recommendations to the full Board regarding the Company’s overall compensation policies and establishing performance based incentives that support both short and long-term strategic goals, organizational objectives and stockholder interests. The Committee is also responsible for determining the compensation of the CEO based upon the achievement of goals and objectives that are approved by the Committee, and reviewing, evaluating and determining the compensation for the other executive officers. This includes base salaries, both short and long-term incentive compensation, and any other forms of remuneration. The Committee also evaluates the performance target goals for the non-executive senior officers and employees. In addition, the Committee oversees the administration of the Company’s incentive compensation plans, makes recommendations to the full Board with respect to succession planning for the CEO and other officers, and sets and reviews the compensation for the Board and Committee members. The Committee met 5 times during 2005 and each member was present for at least 80% of the meetings.

The Compensation Committee performs its work under the guidance of a written charter that was initially approved by the Compensation Committee and the Board in August 2003 and was most recently amended in February 2005. The Committee’s charter is available through our Internet website at http://www.abxair.com.

The Compensation Committee has furnished the following report on executive compensation.

Compensation Committee Report on Executive Compensation

This report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.

General Compensation Policies for Executive Officers

Each year, the Compensation Committee reviews and approves the total compensation of the Chief Executive Officer and the other executive officers. The Compensation Committee also monitors the general compensation practices for all other non-executive officers and employees of the Company and its subsidiaries.

The Company currently compensates its Chief Executive Officer and other executive officers through a combination of base pay, annual incentive awards and long-term incentive awards. The Committee reviewed the base pay levels of the executive officers during 2005 and their base salaries were increased for 2005. These pay increases were based on a peer group analysis prepared by a national compensation consulting firm that was hired in early 2005 to evaluate the overall compensation structure and policies applicable to the Company’s executive officers and other members of the senior management group. The consulting firm looked at industry surveys, proprietary airline surveys, and proxy analyses of similar companies. The “Summary Compensation Table” contained in this Proxy Statement details the salaries paid to the named executive officers for 2005.

During 2005, the Chief Executive Officer and the other executive officers also had the potential to earn incentive compensation under the ABX Air Executive Incentive Compensation Plan (the “Executive Incentive Plan”). Bonus opportunities under the Executive Incentive Plan are based on the achievement of incremental markup under the ACMI and Hub and Line-Haul Services Agreements with DHL Network Operations, Inc. (“DHL”). In addition, 25% of the incentive compensation that an executive would otherwise receive under the Executive Incentive Plan is tied to the accomplishment of individual goals. Since DHL is the Company’s largest customer, currently accounting for 98% of the Company’s revenues, the Committee believes that, at this time, it is in the Company’s best interest to create a strong link between executive compensation and the Company’s performance under its commercial agreements with DHL. The “Summary Compensation Table” contained in this Proxy Statement details the incentive compensation paid to the named executive officers under the Executive Incentive Plan for 2005 and 2004 and Airborne, Inc.’s executive incentive compensation plans for 2003, during the period the Company was a wholly owned subsidiary of Airborne, Inc.

The compensation consulting firm retained in 2005 also recommended that the Company supplement its executive compensation program with a long-term incentive program that utilizes equity and equity-based awards. The Board thereafter submitted to stockholders for approval at last year’s annual meeting an omnibus long-term incentive plan entitled the ABX Air, Inc. 2005 Long-Term Incentive Compensation Plan (the “Plan”), which Plan was approved. The purpose of the Plan is to foster and promote the long-term financial success of the Company, to reward performance and to increase stockholder value by providing participants appropriate incentives and awards; to enable the Company to attract and retain the services of outstanding individuals; to encourage stock ownership in the Company; and to align the interests of management and directors with that of the stockholders.

In June of 2005, the Committee granted restricted stock awards and performance-based stock unit awards to the Company’s executive officers and other members of the senior management group under the terms of the Plan. The number of restricted stock awards and performance-based stock unit awards issued to members of the senior management group were based upon the competitive analysis prepared by the national compensation consulting firm hired in 2005.

Under the restricted stock award agreements, shares of stock were issued in the names of the employees, but will be held in escrow until they fully vest on December 31, 2007. The employees may exercise any voting rights associated with the restricted stock while in escrow and any dividends paid on the restricted stock will also be held in escrow and paid once they are fully vested. The restrictions will be removed and the stock distributed to the employees if they are actively employed on December 31, 2007, but may be settled earlier or forfeited in certain limited circumstances under the terms of the award agreement.

Under the performance-based stock unit award agreements, the performance units will be converted to an equal number of common stock of the Company and paid out or forfeited, depending upon whether and the extent to which certain performance criteria are met during the period from April 1, 2005 to December 31, 2007. The performance criteria are based in equal parts upon (i) the extent to which the appreciation in the Company’s stock during the performance period equals or exceeds the total stockholder return performance of the NASDAQ Transportation Index during the same period, and (ii) how the Company’s average return on equity during the performance period compares to the levels specified under the award agreements. The performance units can be settled earlier in certain limited circumstances under the terms of the award agreement.

2005 Chief Executive Officer Compensation

The Compensation Committee annually reviews and approves the compensation of Joseph C. Hete, the Chief Executive Officer of the Company.

The Compensation Committee approved an increase in Mr. Hete’s salary in 2005 of 6%. In setting Mr. Hete’s base salary for 2005, the Compensation Committee considered the following factors: the salaries of other CEOs in a comparison group compiled by a national compensation consulting firm, as discussed above, and Mr. Hete’s individual performance and contributions to the continuing success of the Company.

As also discussed above, the CEO’s annual cash bonus opportunity under the Executive Incentive Plan is based upon the successful attainment of specific performance measures (i.e., the achievement of incremental markups under the Company’s ACMI and Hub and Line-Haul Services Agreements with DHL Network Operations (USA), Inc.) and the accomplishment of individual goals. 100% of the CEO’s bonus opportunity is based on the achievement of incremental markup under such Agreements. In addition, 25% of the amount that the CEO would otherwise be eligible to receive is also tied to the accomplishment of individual goals. The Compensation Committee reviewed the incremental markup goals established by the Compensation Committee at the beginning of 2005 and the extent to which Mr. Hete had accomplished his individual goals for 2005. This resulted in Mr. Hete receiving, under the terms of the Executive Incentive Plan, a bonus for 2005 that was approximately 53% of his base salary for 2005 as compared to a maximum bonus opportunity of 130% of his salary. Mr. Hete also received a grant of restricted stock and performance-based units in 2005 pursuant to the Plan.

Additional Matters

Under Federal income tax rules, the deduction for certain types of compensation paid to the chief executive officer and the four other most highly compensated executive officers of publicly held companies is limited to $1 million per employee on an annual basis. In certain circumstances, performance based compensation is exempt from the $1 million limit. The Committee believes that substantially all of the compensation earned by Joseph C. Hete in 2005 will be deductible and that all of the compensation earned by the Company’s other executive officers in 2005 will be deductible.

James H. Carey, Chair

James E. Bushman

John D. Geary

Jeffrey J. Vorholt

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the members of the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. None of the members of the Compensation Committee are officers or employees, or former officers or employees, of the Company or any of its subsidiaries.

Nominating and Governance Committee

The Nominating and Governance Committee is currently composed of James E. Bushman, Chair, John D. Geary, and Jeffrey J. Vorholt. The Committee is generally charged with identifying individuals qualified to become members of the Board in accordance with the criteria approved by the Board; making recommendations to the full Board with respect to director nominees for each annual meeting of the stockholders; developing and recommending to the Board a set of corporate governance principles applicable to the Company; and overseeing the evaluation of the Board and management. The Committee met 4 times during 2005 and all of the members were present for every meeting.

The Nominating and Governance Committee performs its work under the guidance of a written charter that was initially approved by the Nominating and Governance Committee and the Board in March 2004 and was most recently amended in February 2005. The Committee’s Charter is available through our Internet website at http://www.abxair.com.

Consideration of Nominees for Director

Director Qualifications

The Nominating and Governance Committee is responsible for reviewing and developing the Board’s criteria for evaluating and selecting new directors based on the needs of the Company from time to time. The criteria that will be used in connection with evaluating and selecting new directors will include the criteria set forth in the Company’s Corporate Governance Guidelines and in the Certificate of Incorporation. The Corporate Governance Guidelines are available through our Internet website at http://www.abxair.com.

In addition to the criteria set forth in the Corporate Governance Guidelines, the Committee will consider whether the director candidate meets the definition of independence set forth under NASDAQ rules, applicable law and the Certificate of Incorporation, as well as the candidate’s skills, occupation, and experience in the context of the needs of the Board. The Board will nominate new directors only from candidates identified, screened and approved by the Nominating and Governance Committee. The Nominating and Governance Committee and the Board will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendation to the Company’s stockholders. Service on boards of other organizations must be consistent with the Company’s conflict of interest policies applicable to directors as set forth in the “Core Requirements” of the “Code of Conduct for Conducting Business of ABX Air, Inc.”

Evaluation of Stockholder Nominees

The policy of the Nominating and Governance Committee is to consider, for nomination by the Board, properly submitted stockholder recommendations of potential nominees for membership on the Board. In evaluating such nominees, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under “Director Qualifications.” There are no differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder, except to the extent provided as follows: (1) such candidates must be able to meet with one or more members of the Committee and/or the Board upon request, and (2) the stockholder must provide: (a) all written materials that would be necessary for a stockholder to make a nomination pursuant to the Bylaws, which materials must be submitted no later than the time permitted for a stockholder to make a director nomination pursuant to the Bylaws; and (b) other information requested by the Company reasonably related to the recommended individual’s qualifications as a nominee.

Director Nominations by Stockholders

The Bylaws permit stockholders to nominate directors for consideration at an annual stockholders’ meeting without the prior recommendation of the Nominating and Governance Committee or the nomination of the Board. Stockholder nominations to the Board of Directors for the Annual Stockholders’ Meeting for 2007 must be forwarded to the Chairman of the Nominating and Governance Committee c/o Secretary, ABX Air, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, so as to be received not less that 90 days nor more than 120 days prior to the anniversary of the annual stockholders’ meeting for 2006 (May 9, 2006); provided, however, that in the event the date of the annual stockholders’ meeting for 2007 is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nominations received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company.

Corporate Governance Guidelines

The Company adopted a set of Corporate Governance Guidelines in February 2005, to help the Board fulfill its responsibility to stockholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of stockholders. The Guidelines are intended to ensure that the Board has the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Guidelines address such topics as the composition of the Board, the selection of Board members, Board independence, the procedures relating to, and the conduct of, Board and committee meetings, the compensation of directors and the CEO, periodic self-evaluations of the Board and committees, and other practices. The Corporate Governance Guidelines are available through our Internet website at http://www.abxair.com.

Code of Ethics for the CEO and CFO

The Company has adopted a Code of Ethics that sets forth the policies and business practices that apply to the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Ethics is in compliance with SEC rules and addresses such topics as compliance with laws; full, fair, accurate and timely disclosure of financial results; professional, honest and ethical conduct; conflicts of interest; and reporting procedures and accountability. The Code of Ethics is available through our Internet website at http://www.abxair.com.

Code of Conduct for Conducting Business

The Company has adopted a Code of Conduct for Conducting Business that sets forth the policies and business practices that apply to all of the Company’s employees and directors. The Code of Conduct addresses such topics as compliance with laws; moral and ethical conduct; equal employment opportunity; promoting a work environment free from harassment or discrimination; and the protection of intellectual property and proprietary information. The Code of Conduct for Conducting Business is available through our Internet website at http://www.abxair.com.

Executive Sessions

The independent directors of the Company meet in executive session (with no management directors or management present) on a regular basis and upon the request of one or more independent directors. The sessions are scheduled and chaired by the Chairman of the Board, who is an independent director. The executive sessions include whatever topics the independent directors deem appropriate.

Communications with the Board

Stockholders and other parties interested in communicating directly with the Company’s directors or with the non-management directors as a group may do so by writing to the Secretary of the Company at ABX Air, Inc., 145 Hunter Drive, Wilmington, Ohio 45177. All letters received by the Company and addressed to non-management members of the Board will be logged in by the Secretary of the Company and regularly forwarded to the Chair of the Audit Committee. The Chair of the Audit Committee will deliver a summary of such correspondence to the full Board if he deems it appropriate at its next regularly scheduled meeting. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information as to the shares of common stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC) by each director of the Company, by the Chief Executive Officer, and the four other most highly compensated executive officers of the Company (the “named executive officers”) at March 20, 2006 and by all directors and executive officers as a group:

Name	Common Stock of the Company Beneficially Owned[1]	Percentage of Common Stock Outstanding
Directors[2]
James H. Carey	17,413	*
James E. Bushman	15,000	*
Jeffrey J. Vorholt	6,000	*
John D. Geary	4,000	*

Named Executive Officers[3]
Joseph C. Hete, President and Chief Executive Officer[4]	166,900	*
Robert J. Morgenfeld, Senior Vice President, Flight Operations	46,642	*
Dennis A. Manibusan, Senior Vice President, Maintenance & Engineering	42,004	*
Quint O. Turner, Chief Financial Officer	21,730	*
John A. Jessup, Vice President, Materials Management & Contracts	12,723	*
All Directors and Executive Officers as a Group (15 Persons)	428,668	*

*	Less than 1% of common stock outstanding.
[1]	Except as otherwise noted, none of the individuals share with another person either voting or investment power as to the shares reported.
[2]	The stock ownership information for the directors does not include 6,400 restricted stock units each held by Messrs. Carey, Bushman, Vorholt and Geary.
[3]	Includes 31,600, 12,500, 11,400, 11,000, 5,500 and 101,400 restricted shares held by Messrs. Hete, Morgenfeld, Manibusan, Turner, Jessup and all directors and executive officers as a group, respectively, as to which the holder has sole voting and shared investment power.
[4]	Mr. Hete also serves as a director.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning annual and long-term compensation paid or accrued during calendar years 2005, 2004 and 2003 for services in all capacities to the Company by the named executive officers. The table also includes (i) compensation paid to the named executives for services rendered while the Company was a wholly-owned subsidiary of Airborne, Inc. and (ii) special payments resulting from DHL Worldwide Express, B.V.’s acquisition of Airborne, Inc.’s ground operations and the related separation of the Company from Airborne, Inc., on August 15, 2003:

		Annual Compensation			Long-Term Compensation
					Awards
	Year	Salary ($)	Bonus[1] ($)	Other Annual Compensation[2] ($)	Airborne Options[3] (#)	ABX Shares[4]	Options Redeemed[5] ($)	Restricted Stock[6] ($)	All Other Compensation[7]
Joseph C. Hete	2005	$459,231	$255,120	$627,787	—	—	—	$246,164	$19,187
President, Chief	2004	433,846	511,938	$627,787	—	—	—	—	18,633
Executive Officer and Director	2003	354,616	205,523	—	45,000	145,700	$909,107	—	15,043

Robert J. Morgenfeld	2005	$240,692	$124,041	$325,547	—	—	—	$97,375	$18,821
Senior Vice President,	2004	233,231	183,941	325,547	—	—	—	—	18,713
Flight Operations	2003	223,846	100,185	—	8,000	57,920	$382,838	—	13,336

Dennis A. Manibusan	2005	$220,154	$126,144	$252,940	—	—	—	$88,806	$13,736
Senior Vice President,	2004	212,769	195,600	252,940	—	—	—	—	15,735
Maintenance and Engineering	2003	202,308	90,739	—	11,000	39,200	$222,057	—	12,780

Quint O. Turner	2005	$212,308	$124,656	$210,956	—	—	—	$85,690	$16,186
Chief Financial Officer	2004	167,970	154,532	158,027	—	—	—	—	13,160
	2003	144,615	74,934	—	7,000	10,200	$57,040	—	12,442

John A. Jessup	2005	$157,846	$59,408	$307,794	—	—	—	$42,845	$15,276
Vice President,	2004	154,385	111,074	217,412	—	—	—	—	14,086
Materials Management & Contracts	2003	150,692	51,170	—	7,000	7,000	$154,600	—	12,176

[1]	Amounts awarded under the Executive Incentive Plan for 2005 and 2004, and Airborne, Inc.’s Executive Incentive Compensation Plan for 2003 during the period the Company was a wholly owned subsidiary of Airborne, Inc. Further, the amount awarded to Mr. Turner in 2003 includes an additional bonus in the amount of $25,000 related to his efforts in support of Airborne, Inc.’s merger with DHL Worldwide Express, B.V., on August 15, 2003.
[2]	The first and second installment under the Retention Agreements discussed below, including any gross-up payments that were made in respect of Section 4999 of the Internal Revenue Code.
[3]	The number of shares of Airborne, Inc. common stock underlying options awarded under Airborne Inc.’s stock option plans.
[4]	The number of shares of the Company’s common stock awarded pursuant to change in control provisions of Airborne, Inc.’s stock option plans.
[5]	Pursuant to change in control provisions of Airborne, Inc.’s stock option plans, cash paid for vested stock options with an option price below the merger consideration price of $21.25 per share of Airborne, Inc. at the time of Airborne, Inc.’s merger with DHL Worldwide Express, B.V., on August 15, 2003.
[6]	The amount shown is the number of restricted shares times the market price of Company common stock on the date of grant. The market values of all restricted shares held by Messrs. Hete, Morgenfeld, Manibusan, Turner and Jessup as of December 31, 2005 were $252,800, $100,000, $91,200, $88,000 and $44,000, respectively. All restricted shares reported in the table were granted on June 9, 2005 and will vest on December 31, 2007. All dividends, if any, paid on the restricted shares will be held in escrow until the shares are fully vested, and then paid to the holder.

[7]	The amounts during 2005 consist of the following:

Name	401(k) Match	Life Insurance	Car Allowance
Hete	$6,608	$6,399	$6,180

Morgenfeld	6,544	3,527	8,750

Manibusan	2,741	3,214	7,781

Turner	6,906	3,100	6,180

Jessup	6,764	2,332	6,180

Long-Term Incentive Program

The following table presents information with respect to performance-based long-term incentives in the form of stock performance unit awards to the Company’s named executive officers during 2005:

			Estimated Future Payout[2]
Name	Number of Units at Target Performance[1]	Performance Period	Threshold (#)	Target (#)	Maximum (#)
Joseph C. Hete	17,150 stock performance units	4/01/05 – 12/31/07	8,575	17,150	25,725
	17,150 ROE units	4/01/05 – 12/31/07	8,575	17,150	25,725

Robert J. Morgenfeld	6,750 stock performance units	4/01/05 – 12/31/07	3,375	6,750	10,125
	6,750 ROE units	4/01/05 – 12/31/07	3,375	6,750	10,125

Dennis A. Manibusan	6,150 stock performance units	4/01/05 – 12/31/07	3,075	6,150	9,225
	6,150 ROE units	4/01/05 – 12/31/07	3,075	6,150	9,225

Quint O. Turner	6,000 stock performance units	4/01/05 – 12/31/07	3,000	6,000	9,000
	6,000 ROE units	4/01/05 – 12/31/07	3,000	6,000	9,000

John A. Jessup	2,950 stock performance units	4/01/05 – 12/31/07	1,475	2,950	4,425
	2,950 ROE units	4/01/05 – 12/31/07	1,475	2,950	4,425

[1]	Each unit is a notional unit of measurement equivalent to one share of Company common stock. The units have no voting or dividend rights unless and until paid in shares of Company common stock. One-half of the performance-based units (“Stock Performance Units”) become payable if the appreciation in the Company’s common stock during the applicable performance period equals or exceeds the performance of the NASDAQ Transportation Index during the same period and the executive officer remains employed by the Company. The other half of the units (“ROE Units”) become payable if the company’s average return on equity for each fiscal year ending with or within the performance period compares to the levels specified by the Compensation Committee at the time the units were granted and the executive officer remains employed by the Company. The units will be deemed earned and payment accelerated in the event of a business combination. If an executive officer dies, retires at normal retirement age or terminates employment because of disability before the end of the applicable performance period, his performance units will be payable at the end of the performance period if the performance criteria are met.
[2]	If the performance criteria are met for the applicable performance period, the awards will be paid in shares of Company common stock.

Retention Agreements

The Company and its former parent, Airborne, Inc., had change in control agreements with the Company’s executive officers, including the named executive officers, pursuant to which they were entitled to certain severance benefits if their employment was terminated without “cause” or with “good reason”, as such terms were defined under such change in control agreements, in connection with a change in control. Prior to the separation of the Company from Airborne, Inc., the Company entered into substitute retention agreements with the executives pursuant to which they will be provided with a cash retention bonus at least equal to the cash amount (not including amounts payable in respect of stock options or gross-up or tax reimbursement payments in respect of Section 4999 of the Internal Revenue Code, except as set forth below) that such executives would have been eligible to receive under their change in control agreements with the Company if they had experienced a termination of employment without “cause”, as defined under such change in control agreements, at the time of the separation of the Company from Airborne, Inc. Each cash retention bonus is being paid in annual equal installments on August 15th, over a period of three years beginning on August 15, 2004, subject to continued employment with the Company during that period. In addition, each cash retention bonus will be payable in full on an accelerated basis as soon as practicable following termination of the executive’s employment during that period without “cause” or for “good reason” as defined in his retention agreement. Under the substitute retention agreement, each executive will also be entitled to gross-up or tax reimbursement payments in respect of Section 4999 of the Internal Revenue Code excise taxes incurred by the executive for excess parachute payments made to such executive in connection with the separation. In general, DHL will reimburse the Company for the cost of the retention arrangements described in this paragraph.

The following table shows information concerning the total cash retention bonuses the named executive officers of the Company are entitled to receive under their respective substitute retention agreements with the Company, subject to the conditions described above:

Name	Total Cash Retention Bonus
Joseph C. Hete	$1,883,360
Robert J. Morgenfeld	976,640
Dennis A. Manibusan	758,821
Quint O. Turner	474,081
John A. Jessup	652,236

The substitute retention arrangements provide that in the event any amounts become payable to the executive by the Company or its subsidiaries pursuant to the terms of any change in control, parachute or severance arrangement, or pursuant to the terms of any employment agreement as a result of the executive’s termination of employment, then any amounts paid or payable under the substitute retention arrangements shall reduce and off-set any amounts otherwise payable to the executive under that change in control, parachute, severance or employment agreement or arrangement. The substitute retention arrangements further provide that, to the extent such amounts are actually paid under such other agreements contrary to the provisions of the substitute retention arrangements, amounts paid or payable under such substitute retention arrangements shall be subject to reduction, set-off, counter-claim or recoupment by the Company.

In consideration for all the benefits available under the substitute retention arrangements, each executive agreed to terminate his change in control agreement and to release Airborne, Inc. and all of Airborne’s affiliates of all liabilities and obligations under such change in control agreement.

The Company subsequently entered into new change in control agreements with its executives after the separation of the Company from Airborne, Inc. The new change in control agreements are described below. The Company is responsible for all liabilities and obligations under the new change in control agreements. Neither Airborne, Inc. nor any of its affiliates has any responsibility for any liabilities or obligations to executives that may arise under such change in control agreements, unless the change in control causing such liability involves an acquisition of control by Deutsche Post AG or any of its subsidiaries.

Change of Control Agreements

Each of the named executive officers is elected annually and serves at the pleasure of the Board, subject, however, to agreements with the Company that generally assure that, in the event of a change in control of the Company, all of the officers will have the right to remain employed, at not less than their respective rates of compensation in effect as of the date of the change in control, for at least four years thereafter.

The agreements with the named executive officers generally provide that, if an officer is terminated without “cause” (defined as willful and continued failure to perform duties after demand from the Board, or willful or gross misconduct) within four years after a change in control, the Company must pay the officer, in addition to all accrued compensation, the equivalent of two years’ (three years’ in the case of the President and Chief Executive Officer) salary, bonus and other benefits. The Company is required to provide the same additional compensation and benefits described above in the event a named executive officer resigns due to failure of the Company, after a change in control, to provide the salary, other specific benefits and terms of employment required by the agreement.

Each of the named executive officers is also subject to a substitute retention arrangement with the Company, described in this Proxy Statement above, which provides that, in the event any amounts become payable to the executive officer under a change in control agreement, then any amounts paid or payable under such substitute retention arrangement shall reduce and off-set any amounts otherwise payable to the executive under the change in control agreement. Further, to the extent that amounts are actually paid under the change in control agreement contrary to the provisions of the substitute retention arrangement, amounts paid or payable under such substitute retention arrangement shall be subject to reduction, set-off, counter-claim or recoupment by the Company.

In return for the benefits under the agreements described above, each of the named executive officers has agreed, among other things, not to serve as an executive officer, director or consultant to any competitor of the Company for at least one year after termination of employment with the Company. While these contracts were designed to encourage these officers to stay with the Company, and not to deter changes in control, it is possible that a party wishing to obtain control of the Company with the intention of replacing incumbent management could be influenced by the additional cost that the Company would incur under these contracts.

Retirement Plans

The Company maintains three qualified retirement plans that cover the named executive officers (and all other employees other than certain employees who are covered by a collective bargaining agreement) and a non-qualified Supplemental Executive Retirement Plan (“SERP”) that provides for benefits in excess of statutory limits. Executive officers accrue benefits based on an age and service formula that accumulates a point value used to determine a benefit level at a particular retirement age. The normal retirement age is 62. Points are credited for each year of service and year of age up to a maximum point total of 80. Assuming the attainment of the maximum point total, the plans, in conjunction with Social Security, are designed to provide a retirement benefit equal to approximately 65% of an executive officer’s final average earnings at a normal retirement date of age 62. The final average earnings are defined as the average of the highest five consecutive calendar years of compensation during an executive officer’s last ten years of employment. Compensation considered in the formula includes salary and bonus paid in a calendar year without regard to Internal Revenue Service limitations.

Benefits determined through the above formula are offset by Social Security and the gross benefit amounts calculated under the Company’s three qualified retirement plans. Two of the qualified plans, a defined contribution profit sharing plan and a defined benefit plan, are used in connection with the SERP and Social Security to fund retirement benefits. The SERP is unfunded, although the Company maintains commingled investment fund assets that could be used to fund eventual benefit payments. The defined contribution plan was closed to employees hired on or after January 1, 2000, and the defined benefit plan was closed to employees hired on or after September 1, 2005. Those employees hired on or after September 1, 2005, are instead enrolled in a 401(k) plan pursuant to which the Company makes a defined contribution on an annual basis based on the employee’s eligible salary. The defined contribution plan is not used in connection with the SERP or Social Security. Since the named executive officers were all hired prior to September 1, 2005, none of them are enrolled in the defined contribution plan. Employees can also make voluntary salary deferrals to the 401(k) plan.

The following table sets forth the targeted annual pension benefits (calculated on the basis of a straight life annuity) payable upon normal retirement at age 62 to the Company’s officers (including the named executive officers) based on specified years of service and levels of final average earnings. The amounts shown take into account Social Security offsets based on the career average Social Security wage base in effect in 2006.

Pension Plan Table

	Years of Service
Final Average Earnings	5	10	15	20	25	30	35
125,000	$42,131	$50,256	$58,381	$63,256	$63,256	$63,256	$63,256
150,000	$54,156	$63,906	$73,656	$79,506	$79,506	$79,506	$79,506
175,000	$66,181	$77,556	$88,931	$95,756	$95,756	$95,756	$95,756
200,000	$78,206	$91,206	$104,206	$112,006	$112,006	$112,006	$112,006
225,000	$90,231	$104,856	$119,481	$128,256	$128,256	$128,256	$128,256
250,000	$102,256	$118,506	$134,756	$144,506	$144,506	$144,506	$144,506
300,000	$126,306	$145,806	$165,306	$177,006	$177,006	$177,006	$177,006
400,000	$174,406	$200,406	$226,406	$242,006	$242,006	$242,006	$242,006
450,000	$198,456	$227,706	$256,956	$274,506	$274,506	$274,506	$274,506
500,000	$222,506	$255,006	$287,506	$307,006	$307,006	$307,006	$307,006
600,000	$270,606	$309,606	$348,606	$372,006	$372,006	$372,006	$372,006
700,000	$318,706	$364,206	$409,706	$437,006	$437,006	$437,006	$437,006
800,000	$366,806	$418,806	$470,806	$502,006	$502,006	$502,006	$502,006
900,000	$414,906	$473,406	$531,906	$567,006	$567,006	$567,006	$567,006
1,000,000	$463,006	$528,006	$593,006	$632,006	$632,006	$632,006	$632,006

Based on compensation through December 31, 2005, the final average earnings and years of service accrued by each of the named executive officers are as follows: Mr. Hete, $551,378, 25 years; Mr. Morgenfeld, $321,827, 20 years; Mr. Manibusan, $278,953, 12 years; Mr. Turner $212,536, 17 years; and Mr. Jessup, $199,214, 12 years.

Comparative Performance Graph

The graph below compares the cumulative total stockholder return on a $100 investment in the Company’s common stock with the cumulative total return of a $100 investment in the NASDAQ Composite Stock Index and the cumulative total return of a $100 investment in the NASDAQ Transportation Index for the period beginning on August 18, 2003, the date on which the Company’s shares first began trading publicly, and ending on December 31, 2005.

The stock price performance depicted in this graph is not necessarily indicative of future price performance. This graph will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or deemed filed under those Acts.

	Aug 18 2003	Sep 30 2003	Dec 31 2003	Mar 31 2004	Jun 30 2004	Sep 30 2004	Dec 31 2004	Mar 31 2005	Jun 30 2005	Sep 30 2005	Dec 31 2005
ABX AIR, INC.	100.00	160.00	277.42	409.68	440.65	419.35	573.55	467.10	525.81	529.03	506.45
NASDAQ Transportation Index	100.00	97.30	104.11	102.78	112.60	113.68	133.78	123.81	120.53	126.58	140.89
NASDAQ Composite Index	100.00	98.76	110.63	110.40	113.65	105.48	121.76	111.69	115.58	120.76	124.16

PROPOSAL 2

AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE FROM FIVE TO NINE THE MAXIMUM NUMBER OF DIRECTORS THAT MAY SERVE ON THE BOARD

The Board of Directors regularly reviews the Company’s corporate governance policies and procedures, including, through the Nominating and Governance Committee, an evaluation of the Board’s size and composition. Through this review, the Board determined that it would be in the best interests of the Company and its stockholders to increase the size of the Board to give the Board more flexibility to add selected talents and skills through additional members from time to time and to permit greater continuity on the Board during periods of change. As a result, on February 22, 2006, the Board of Directors adopted a resolution to amend Section (A) of Article Fourteenth of the Company’s Certificate of Incorporation to increase from five to nine the limit on the maximum number of directors that may serve on the Board, and recommended that the stockholders approve such amendment.

The Board believes that the Company’s directors should possess the breadth and depth of experience and skills necessary for proper oversight of the Company’s affairs. In addition to having the ability to expand the Board to include directors with different experiences, backgrounds and skills, the Board believes that the amendment is consistent with, and will support, the Board’s commitment to comply with its oversight responsibilities, the requirements of Sarbanes-Oxley and the corporate governance requirements of NASDAQ. Currently, all of the outside directors are also members of each of the standing board committees. If the number of directors were increased, the important work of the Board committees could be spread among a larger number of directors. The amendment will also facilitate the Company’s ability to address and meet the evolving governance standards and new rules, regulations and standards of the SEC or NASDAQ that impose additional obligations and requirements and thereby may require an expanded Board. While no individual has been formally recommended for election at this time, the proposed increase in the maximum size of the Board will provide flexibility for future appointments of directors as and when suitable candidates are identified by the Nominating and Governance Committee.

Currently, the Board of Directors consists of three classes of directors with five members in total. Class I consists of one director and Classes II and III each consist of two directors. If this amendment to the Certificate of Incorporation is approved by the stockholders, the Board of Directors may increase the authorized number of directors in the future and will apportion the newly created vacancies among the existing three classes of directors (Class I, Class II or Class III) so as to create a number of directors in each class that is as nearly equal as possible. Upon an increase in the number of directors, the existing directors will approve the election of a director to fill the vacancy. The newly-appointed directors would serve for the unexpired term of the directors in the class to which he or she was appointed.

Section (A) of Article Fourteenth is proposed to be replaced in its entirety with the following:

(A) The number of directors of the Corporation shall be not less than three nor more than nine. The exact number of directors shall be fixed from time to time, within the limits specified in this section, by the Board of Directors.

This proposal must be approved by two-thirds of the outstanding common stock entitled to vote at the annual meeting. If stockholders do not approve this amendment, then Article Fourteenth Section (A) as it currently exists will continue in effect and the number of directors will be fixed at a maximum of five.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO INCREASE FROM FIVE TO NINE THE MAXIMUM NUMBER

OF DIRECTORS THAT MAY SERVE ON THE BOARD.

PROPOSAL 3

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP, an independent registered public accounting firm, examined the financial statements of the Company for 2005, and has been selected by the Audit Committee of the Board to serve as the Company’s independent registered public accounting firm for 2006. The Board is asking the stockholders to ratify the Audit Committee’s selection. Although ratification is not required under the Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice.

A representative of Deloitte & Touche LLP is expected to be present at the meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

Fees of the Independent Registered Public Accounting Firm

The aggregate fees billed to the Company for professional services by Deloitte & Touche LLP in calendar years 2005 and 2004 are as follows:

	Year-Ended December 31
	2005	2004
Audit Fees	$581,362	$671,500
Audit-Related Fees	—	—
Tax Fees	2,365	13,000
All Other Fees	—	—

Total	$583,727	$684,500

Audit Fees

These are the aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2005 and December 31, 2004, the audit of the effectiveness of the Company’s internal controls as of December 31, 2005 and December 31, 2004, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Tax Fees

These are the aggregate fees billed for tax services for the fiscal years ended December 31, 2005 and December 31, 2004, and relate to research and tax related consultation.

Pre-Approval Policy

All audit and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The charter of the Audit Committee provides for pre-approval of all audit and non-audit services performed by the Company’s independent registered public accounting firm. Such pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The charter of the Audit Committee authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to non-audit services, but the decision must be presented to the full Committee at the next regularly scheduled Committee meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that certain of the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file.

Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company’s officers and directors regarding their compliance with the filing requirements, the Company believes that, in 2005, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

STOCKHOLDER PROPOSALS

Under the rules of the SEC, if you wish to include a proposal in the Company’s proxy statement for the 2007 annual meeting, it must be received by the Secretary of the Company at ABX Air, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, no later than December 11, 2006.

Under the Company’s Bylaws, proposals of stockholders intended to be presented at the 2007 annual stockholders’ meeting must be received by the Secretary of the Company, not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting (May 9, 2006); provided, however, that in the event the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any proposals received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Company’s Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company. These requirements apply to any matter that a stockholder wishes to raise at the annual meeting other than pursuant to the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

ANNUAL REPORT ON FORM 10-K

If any person who was a beneficial owner of common stock of the Company on the record date for the 2006 Annual Stockholders’ Meeting desires additional copies of the Company’s Report on Form 10-K, such copies will be furnished without charge upon request by writing or calling:

ABX Air, Inc.

145 Hunter Drive

Wilmington, Ohio 45177

Attn:  Patricia A. Wallace

Executive Assistant

Telephone: (937) 382-5591, Ext. 2296

We also make available free of charge the Company’s Report on Form 10-K through our Internet website at http://www.abxair.com.

OTHER MATTERS

Management is not aware at this time that any other matters are to be presented for action at this meeting. If other matters come before the meeting, the persons named in the enclosed proxy form will vote all proxies in accordance with their best judgment unless the stockholder has indicated on the proxy card that the shares represented thereby are not to be voted on such other matters. No action will be required of stockholders regarding reports of officers.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO VOTE BY USING THE INTERNET, TELEPHONE OR BY FILLING IN, SIGNING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ W. Joseph Payne
W. JOSEPH PAYNE
Secretary

April     , 2006

Wilmington, Ohio

145 HUNTER DRIVE WILMINGTON, OH 45177	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Savings Time on May 8, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Savings Time on May 8, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ABX Air, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ABXAR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ABX AIR, INC.

The Board of Directors recommends a vote FOR

all Nominees for Director.

Vote On Directors

1.	Election of Directors.		For All	Withhold For All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Nominees:

	01) Joseph C. Hete	02) Jeffrey J. Vorholt	☐	☐	☐

Vote On Proposals		For	Against	Abstain
The Board recommends a vote FOR Proposal 2.

2.	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase from five to nine the maximum number of directors that may serve on the Board.	☐	☐	☐

The Board recommends a vote FOR Proposal 3.

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2006.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

If acting as an attorney, executor, trustee or in another representative capacity, please sign name and indicate title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

ABX AIR, INC.

145 Hunter Drive, Wilmington, Ohio 45177

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 9, 2006

The stockholder(s) hereby appoint(s) James H. Carey and Jeffrey J. Vorholt, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of ABX Air, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., local time, on May 9, 2006, at the Roberts Convention Centre, 188 Roberts Road, Wilmington, Ohio, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE